Registration Statement No. 333-87440

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     As filed with the Securities and Exchange Commission on October 3, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                           AMENDMENT NO.1 TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                      AMERICAN MORTGAGE ACCEPTANCE COMPANY
             (Exact Name of Registrant as Specified in its Charter)

            Massachusetts                                 13-6972380
   (State or Other Jurisdiction of                     (I.R.S. Employer
   Incorporation or Organization)                   Identification Number)

                               625 Madison Avenue
                            New York, New York 10022
                                 (212) 421-5333
               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                Stuart J. Boesky
                      President and Chief Executive Officer
                               625 Madison Avenue
                            New York, New York 10022
                                 (212) 421-5333
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                              --------------------
                                    copy to:


                             Mark Schonberger, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                               75 East 55th Street
                            New York, New York 10022
                                 (212) 318-6000


          Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.
          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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


The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

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                  Preliminary Prospectus Dated October 3, 2002
                              Subject to Completion
                                  $200,000,000

                      AMERICAN MORTGAGE ACCEPTANCE COMPANY
                           ___________________________

                    Common Shares of Beneficial Interest and
                     Preferred Shares of Beneficial Interest

        We are American Mortgage Acceptance Company, a business trust formed under the laws of the Commonwealth of Massachusetts. This prospectus relates to the public offer and sale of our common and preferred shares of beneficial interest which we may offer from time to time in one or more series, with an aggregate public offering price of up to $200,000,000. Our shares may be offered, separately or together, in separate series and in amounts, at prices and on terms to be determined at the time of the offering of our shares.

        The specific terms of our shares in respect of which this prospectus is being delivered will be set forth in one or more supplements to this prospectus and will include, in the case of preferred shares, the number of preferred shares, the specific title and stated value, any distribution, liquidation, redemption, conversion, voting and other rights, and any public offering price, and in the case of common shares, the number of common shares and the terms of the offering and sale. The supplement to this prospectus will also contain information, where appropriate, about the risk factors and federal income tax considerations relating to, and any listing on a securities exchange of, our shares.

        Our shares may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our shares, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth in the applicable supplement to this prospectus. See "Plan of Distribution". No shares may be sold without delivery of the applicable supplement to this prospectus describing the method of distribution and terms of such shares.

        Our common shares are traded on the American Stock Exchange under the symbol "AMC".

                      ____________________________________


        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                      ____________________________________


                   The date of this prospectus is _____, 2002

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                                TABLE OF CONTENTS

                                                                           Page


OUR COMPANY...................................................................1
DESCRIPTION OF OUR SHARES.....................................................2
USE OF PROCEEDS..............................................................12
PLAN OF DISTRIBUTION.........................................................12
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS.........13
EXPERTS......................................................................13
LEGAL MATTERS................................................................14
WHERE YOU CAN FIND MORE INFORMATION..........................................14
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................14

                           FORWARD-LOOKING INFORMATION


        Certain information both included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative thereof or other variations thereon or comparable terminology. Factors which could have a material adverse effect on the operations and future prospects of our Company include, but are not limited to those set forth under the heading "Risk Factors" in any supplement to this prospectus. These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference herein.

        Throughout this prospectus, the terms "Company," "we," "our" and "us," are all used in reference to American Mortgage Acceptance Company and our subsidiaries, except as the context otherwise requires. Additionally, the term "shares" is used in reference to our common and preferred shares of beneficial interest to which this prospectus, and any supplement thereto relates.

                                   OUR COMPANY

        We are American Mortgage Acceptance Company, a business trust formed in June 1991 under the laws of the Commonwealth of Massachusetts. We have elected to be treated as a real estate investment trust ("REIT") under the Internal Revenue Code (the "Code"). From formation until April 1999, we were a closed-end, finite-life REIT not permitted to finance or invest beyond the proceeds raised in our initial public offering. In April 1999, we reorganized the Company into an open-ended, infinite life REIT authorized to issue debt and equity securities and make a broader range of investments. Also in April 1999, we changed our name from American Mortgage Investors Trust to American Mortgage Acceptance Company. Our shares of beneficial interest began trading on the American Stock Exchange on July 1, 1999 under the symbol "AMC".

        We are a REIT that seeks asset diversification, capital appreciation and income for distributions to our shareholders primarily through the acquisition and origination of both government insured and uninsured mortgages secured by multifamily properties. These investments may take the form of government insured first mortgages and uninsured mezzanine loans, construction loans and bridge loans. We have also indirectly invested in subordinate commercial mortgage-backed securities and may invest in other real estate assets.

        We finance the acquisition of our assets primarily through borrowing at short term rates using demand repurchase agreements. Under our declaration of trust, we may incur permanent indebtedness of up to 50% of our total market value calculated at the time the debt is incurred. Permanent indebtedness and working capital indebtedness may not exceed 100% of our total market value. Our declaration of trust provides that we may not change our policy regarding indebtedness without the consent of a majority in interest of our shareholders.

        We have engaged Related AMI Associates, Inc., which we refer to as our "Advisor," to manage our day-to-day affairs. Our Advisor has subcontracted its management obligations to its affiliate, Related Capital Company, the nation's largest non-agency financier of affordable multifamily housing. The management team responsible for our day-to-day affairs has an average of 12 years of experience with Related Capital and an average of 20 years experience in the real estate industry.

        We have elected to be treated as a REIT for federal income tax purposes. This treatment permits us to deduct dividend distributions to our shareholders for federal income tax purposes, thus effectively eliminating the "double taxation" that generally results when a corporation earns income and distributes that income to its shareholders by way of dividends. In order to maintain our status as a REIT, we must comply with a number of requirements under federal income tax law. See "Risk Factors" and "Certain Federal Income Tax Considerations" in the supplement relating to this prospectus.

        We are not registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") and believe that we are not required to so register. If we were required to become registered, we would not be able to conduct our activities as we currently conduct them. We at all times intend to conduct our activities so as not to become regulated as an investment company under the Investment Company Act. Additional information regarding this risks associated with the failure to qualify for an exemption may be found in the applicable supplement to this prospectus.

        In considering whether to purchase our shares, you should also carefully consider the matters discussed under "Risk Factors" in the supplement relating to this prospectus.

        Our principal executive offices are located at 625 Madison Avenue, New York, New York 10022. Our phone number is (212) 421-5333.

                            DESCRIPTION OF OUR SHARES

        The following description of our shares does not purport to be complete and is qualified in its entirety by reference to applicable Massachusetts law, and to provisions of our declaration of trust, as amended and restated, copies of which are exhibits to the registration statement of which this prospectus is a part. See "Where you can find more information."

Overview

        This prospectus relates to the offer and sale from time to time of common shares and/or preferred shares, which may be issued in one or more series, with an aggregate public offering price of up to $200,000,000, in amounts, at prices and on terms to be determined at the time of the offering.

        Our authorized capital consists of 25,000,000 shares of beneficial interest, par value $0.10 per share. All of our authorized and issued capital is designated as common shares. We have not designated any of our shares of beneficial interest as preferred shares. As of April 30, 2002, we had 6,363,630 outstanding common shares. In addition, we have reserved 383,863 common shares for issuance under our Incentive Share Option Plan. We may sell and issue as many shares of beneficial interest as the trustees determine in their sole discretion. A majority of the trustees, including a majority of the independent trustees, are authorized to determine from time to time the number of authorized shares that will be sold and issued. The Board of Trustees may classify any unissued shares in one or more classes or series of beneficial interests.

        Subject to the American Stock Exchange rules which require shareholder approval for certain issuances of securities, we may issue shares from time to time in one or more series, generally without shareholder approval, with such preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are permitted by Massachusetts law and as established by our Board of Trustees.

        The following description sets forth certain general terms and provisions of our shares to which a supplement to this prospectus may relate. The particular terms of the shares being offered and the extent to which such general provisions may apply will be described in the


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


applicable supplement to this prospectus relating to such shares. If so indicated in the applicable supplement to this prospectus, the terms of any series of shares may differ from the terms set forth below, except those terms required by our declaration of trust. The statements below describing our shares are subject to and qualified by reference to the applicable provisions of our declaration of trust.

General Description of our Common Shares

        General. Unless otherwise provided for in the applicable supplement to this prospectus, our common shares have equal voting, dividend, distribution, liquidation, redemption and other rights and have one vote per share on all matters submitted to a vote of the shareholders. Common shares will be validly issued, fully paid and non-assessable by us or on our behalf upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend, share split, or upon the conversion of convertible debt, and will not be subject to redemption by us (except in the case of a redemption to prevent a violation of the concentration of ownership provisions of the Code applicable to REITs). Unless otherwise permitted by the Board of Trustees, the common shares do not entitle the shareholders to preference, preemptive, appraisal, conversion or exchange rights of any kind.

        Distributions. Except as otherwise provided, our common shareholders are entitled to receive distributions, when and as authorized by our Board of Trustees, out of legally available funds. Distributions will be made at such rates and on such dates as will be set forth in the applicable supplement to this prospectus.

        Voting Rights. Except as otherwise provided, all common shares shall have equal voting rights. Shareholders do not have cumulative voting rights. Excess Shares are not entitled to any voting rights and are not considered outstanding for the purpose of determining a quorum.

        Registrar and Transfer Agent. The registrar and transfer agent for our common shares will be set forth in the applicable supplement to this prospectus.

General Description of our Preferred Shares

        General. Subject to limitations prescribed by Massachusetts law and our declaration of trust, our Board of Trustees is authorized to fix the number of shares constituting each series of preferred shares and the designations and terms, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, distributions, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our Board of Trustees or a duly authorized committee thereof. The preferred shares will, when issued, be fully paid and non assessable and, if so provided in a supplement to this prospectus, will have no preemptive rights.

        As of the date of this prospectus, we have not designated any of our shares of beneficial interest as preferred shares. The Board of Trustees may classify any unissued preferred shares of beneficial interest and reclassify any previously classified but unissued preferred shares of any series from time to time, in one or more series of shares. Reference is made to any supplement to this prospectus relating to the preferred shares offered thereby for specific items, including:


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          o    The title and stated value of such preferred shares;

          o The number of shares of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

          o The distribution rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

          o The date from which distributions on such preferred shares shall accumulate, if applicable;

          o The procedures for any auction and remarketing, if any, for such preferred shares;

          o The provisions for a sinking fund, if any, for such preferred shares;

          o The provision for redemption, if applicable, of such preferred shares;

          o    Any listing of such preferred shares on any securities exchange;

          o The terms and conditions, if applicable, upon which such preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);

          o A discussion of federal income tax considerations applicable to such preferred shares;

          o The relative ranking and preferences of such preferred shares as to distribution rights (including whether any liquidation preference as to the preferred shares will be treated as a liability for purposes of determining the availability of assets for distributions to holders of shares ranking junior to the preferred shares as to distribution rights) and rights upon our liquidation or winding up of our affairs;

          o Any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs; and

          o Any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.

        Rank. Unless otherwise indicated in the applicable supplement to this prospectus, our preferred shares rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses:

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          o    senior to all classes or series of common shares, and to all equity securities ranking junior to such preferred shares;

          o on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred shares; and

          o junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred shares.

        Distributions. Subject to any preferential rights of any outstanding shares or series of shares, our preferred shareholders are entitled to receive distributions, when and as authorized by our Board of Trustees, out of legally available funds, and share pro rata based on the number of preferred shares and other parity equity securities outstanding. Distributions will be made at such rates and on such dates as will be set forth in the applicable supplement to this prospectus.

        Voting Rights. Unless otherwise indicated in the applicable supplement to this prospectus, holders of our preferred shares will not have any voting rights.

        Liquidation Preference. Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of shares ranking junior to the preferred shares in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred shares are entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. In the event that, upon any such of our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred shares and the corresponding amounts payable on all of our shares of other classes or series of equity security ranking on a parity with the preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred shares and all other such classes or series of equity security shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If the liquidating distributions are made in full to all holders of preferred shares, our remaining assets shall be distributed among the holders of any other classes or series of equity security ranking junior to the preferred shares upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.


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

        Conversion Rights. The terms and conditions, if any, upon which shares of any series of preferred shares are convertible into common shares will be set forth in the applicable supplement to this prospectus. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred shares.

        Redemption. If so provided in the applicable supplement to this prospectus, our preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the such supplement to this prospectus.

        Registrar and Transfer Agent. The registrar and transfer agent for our preferred shares will be set forth in the applicable supplement to this prospectus.

Restrictions on Transfer

        In order for us to qualify as a REIT, our shares must be beneficially owned by 100 or more persons for at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the number or value of the outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code of 1986, as amended, to include certain exempt entities) during the last half of a taxable year or during a proportionate part of a shorter taxable year (other than during its first taxable year). In order to prevent five or fewer individuals from acquiring more than 50% of our outstanding shares, and a resulting failure to qualify as a REIT, we intend to limit the ownership and transfer of shares in order to comply with such limitations.

        Certain transfers or purchases may be prohibited by the Board of Trustees to ensure our continued qualification as a REIT under the Code. The Board of Trustees may require each proposed transferee of shares to deliver a statement or affidavit setting forth the number of shares, if any, already owned, directly or indirectly, by such transferee and may refuse to permit any transfer of shares which would cause an accumulation of shares that would jeopardize our status as a REIT.

        Our declaration of trust provides that the Board of Trustees may redeem shares in order to maintain our REIT status. The redemption price is determined in good faith by our independent trustees.

        Our declaration of trust provides that, subject to certain exceptions, if at any time, a person becomes an owner of, or is deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the outstanding shares, then the shares most recently acquired by such person which are in excess of the 9.8% limit (the "Excess Shares") will have the following characteristics:

          o    not have any voting rights;


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

          o not be deemed outstanding for the purpose of determining a quorum at the annual meeting or any special meeting of shareholders or for determining the number of outstanding shares for purposes of determining a "majority of the outstanding shares" in connection with a shareholders' vote without a meeting;

          o any dividends or distributions with respect to the Excess Shares will be held by us in a savings account for the benefit of the holders of such Excess Shares until such time as the Excess Shares cease to be Excess Shares; and

          o Excess Shares shall be deemed to have been offered for sale to us or our designee for a period of 120 days from the date of (i) the transfer that created the Excess Shares, if we had actual knowledge of the transfer or (ii) if we do not have actual knowledge of the transfer, the determination by the trustees in good faith that a transfer creating Excess Shares has taken place. The price for such Excess Shares shall be their fair market value as of the date of either (i) or (ii) above.

        After we give notice of our intention to purchase the Excess Shares such shares shall have no further rights beyond the right of the shareholder to receive payment for them.

        Any person who acquires Excess Shares is obliged to immediately give written notice to us and provide us with any information we may request in order to determine the effect of the acquisition on our status as a REIT.

Restrictions on Certain Conversion Transactions

        Our declaration of trust requires that 80% in interest of the shareholders and all the independent trustees approve "conversion transactions," which are exchange offers, mergers, consolidations or similar transactions involving us in which the shareholders receive securities in a surviving entity having a substantially longer duration or materially different investment objectives and policies, or that is anticipated to provide significantly greater compensation to management, except for any such transaction affected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the shareholders. It should be noted that standards such as "substantially longer duration," "materially different investment objectives and policies" or "provides significantly greater compensation to management" are not defined and are by their nature potentially ambiguous. Any ambiguities will be resolved by the Board of Trustees (a majority of whom are independent trustees).

Certain Provisions of our Declaration of Trust

        Our organizational document, our declaration of trust, binds each trustee and each shareholder. Each shareholder is deemed to have agreed to the terms of our declaration of trust by electing to become a shareholder.


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

Shareholder Meetings

        An annual meeting of shareholders will be held not less than 30 days after delivery of the annual report, but in no event later than June 30 of each year. Special meetings may be called by the Chairman of the Board, by the President, by a majority of the trustees or by a majority of the independent trustees, or by shareholders holding, in the aggregate, not less than 10% of the outstanding common shares. At any meeting of shareholders, each shareholder is entitled to one vote for each common share owned of record (other than Excess Shares) on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding common shares shall constitute a quorum, and a majority vote of the shareholders will be binding on all our shareholders.

Shareholder Voting

        All elections for trustees are decided by a plurality vote at a meeting or without a meeting provided that at least a majority of the outstanding shares cast a vote in such election. Unless otherwise provided by our declaration of trust, all other questions are decided by a majority of the votes cast at a meeting at which a quorum is present or a majority of outstanding shares cast, without a meeting.

        Each shareholder entitled to vote may do so (i) at a meeting, in person, by written proxy or by a signed writing or consent directing the manner in which the shareholder desires that the shareholder's vote be cast (which must be received by the trustees prior to such meeting) or (ii) without a meeting, by a signed writing or consent directing the manner in which the shareholder desires that the shareholder's vote be cast (which must be received by the trustees prior to the date the votes of the shareholders are to be counted).

Shareholder Lists

        An alphabetical list of names, record addresses and business telephone numbers of all shareholders with the number of shares held by each, is maintained as part of our books and records at our principal office. Such list is updated at least quarterly, and is open for inspection by a shareholder or the shareholder's designated agent upon such shareholder's request. Such list will be mailed to any shareholder requesting the list within 10 days of the request. We may require the shareholder requesting such shareholder's list to represent that the list is not requested for a commercial purpose unrelated to the shareholder's interest in us.

Inspection of Books and Records

        Any shareholder and any designated representative thereof is permitted access to all of our records at all reasonable times, and may inspect and copy any of them. In addition, our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

Trustees

        A majority of the trustees must at all times be independent trustees. Independent trustees are trustees who are not affiliated with the Advisor, not serving as a director or trustee for more


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

than three other REITs organized by our sponsor and not performing other services for us except as trustees. Our declaration of trust requires that we have not less than three nor more than nine trustees as fixed from time to time by the Board of Trustees. On June 12, 2001, the Board of Trustees fixed the number of trustees at five.

        A trustee may be removed by a majority of the other trustees only for cause. A trustee may be removed, with or without cause, by vote of the majority of the outstanding shares entitled to vote. Any vacancy, except a vacancy created by the removal of a trustee by the shareholders, may be filled by a majority of the remaining trustees, except that independent trustees must nominate replacements for vacancies in independent trustee positions. Vacancies caused as a result of the removal of a trustee by the shareholders must be filled by the shareholders. Each trustee serves a term of one year.

        No bond is required to secure the performance of a trustee unless the Board of Trustees so provide or as required by law. The trustees are empowered to fix the compensation of all officers whom they select. The independent trustees will be paid $10,000 per year. Non-independent trustees will not be compensated by us.

        None of the Advisor, the trustees nor their affiliates may vote any shares held by them on matters submitted to the shareholders regarding the removal of or on any transaction between us and the Advisor, the trustees or their affiliates. Shares held by the Advisor, the trustees and their affiliates may not be included in determining the number of outstanding shares entitled to vote on these matters, nor in the shares actually voted thereon.

Amendment of the Declaration of Trust

        Our declaration of trust may be amended by the vote of the holders of a majority of the outstanding common shares and a majority of the trustees, including a majority of the independent trustees, except that the amendment of the provision contained in our declaration of trust regarding supermajority shareholder approval of certain roll-up or conversion transactions requires the vote of the holders of 80% of the outstanding shares. Notwithstanding the foregoing, a majority of the trustees, including a majority of the independent trustees, are authorized to amend our declaration of trust without the consent of shareholders (i) to the minimum extent necessary, based on an opinion of counsel, to comply with the provisions of the Code applicable to REITs, the regulations thereunder, and any ruling on or interpretation of the Code or the regulations thereunder (ii) to delete or add any provision required to be deleted or added by the Securities and Exchange Commission or a state "blue sky" commissioner, which addition or deletion is deemed by such official to be for the benefit or protection of shareholders or (iii) to clarify any ambiguities or correct any inconsistencies.

Responsibility of Trustees

        The Board of Trustees is responsible for our general policies and for such general supervision and management of our business as may be necessary to insure that such business conforms to the provisions of our declaration of trust.

        The trustees are accountable to the shareholders as fiduciaries and are required to perform their duties in good faith and in a manner each trustee believes to be in our best interest and our shareholders, with such care, including reasonable inquiry, as a prudent person in a like position would use under similar circumstances.

        Our declaration of trust provides that the trustees shall have full, absolute and exclusive power, control, management and authority over our assets and over our business and affairs to the same extent as if the trustees were the sole owners thereof in their own right. The trustees have the power to enter into commitments to make any investment, purchase or acquisition or to exercise any power authorized by our declaration of trust, including the power to retain an advisor and to delegate any of the trustees' powers and duties to an advisor.

        The trustees have the responsibility to establish written policies on investments and borrowings and shall monitor our and the Advisor's administrative procedures, investment operations and performance to assure that such policies are carried out. A majority in interest of the shareholders must approve any change in our investment objectives.

Indemnification

        We agreed to indemnify and hold harmless our trustees, our Advisor and their affiliates who are performing services on our behalf ("Indemnified Parties") against expense or liability, including attorneys' fees and disbursements, in any action arising out of any act performed or omitted to be performed by them in connection with our operation or business; provided, that,
(i) our trustee or the Advisor has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests (ii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party and (iii) such indemnification or agreement to hold harmless is recoverable only out of our assets and not from the shareholders. In addition, our declaration of trust contains provisions limiting the personal liability of our trustees, officers and shareholders.

        We do not indemnify the Indemnified Parties for any liability imposed by a judgment, and costs associated with a judgment, including attorneys' fees, arising from or out of a violation of state or federal securities laws. However, we may indemnify the Indemnified Parties for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending such lawsuits, but only if: (a) a court either (i) approves the settlement and finds that indemnification of the settlement and related costs should be made or (ii) approves indemnification of litigation costs if there has been a successful defense or (b) there has been a dismissal on the merits with prejudice (without a settlement).

Possible Shareholder Liability

        It is possible that certain states may not recognize the limited liability of shareholders, although our declaration of trust provides that our shareholders shall not be subject to any personal liability for our acts or obligations. Our declaration of trust also provides that every written agreement entered into by us shall contain a provision that our obligations are not enforceable against our shareholders personally. No personal liability should attach to our shareholders under any agreement containing such a provision; however, not every written agreement entered into by us contains such a provision. In certain states, our shareholders may be held personally liable for claims against us (such as contract claims where the underlying agreement does not specifically exclude shareholder liability, claims for taxes, certain statutory liability and tort claims). Upon payment of any such liability, however, the shareholder will, in the absence of willful misconduct on the shareholder's part, be entitled to reimbursement from our general assets, to the extent such assets are sufficient to satisfy the claim.

                                 USE OF PROCEEDS

        Unless otherwise described in a supplement to this prospectus, we expect to use the net proceeds of the sale of our shares primarily to acquire and originate government insured and uninsured mortgage investments consistent with our investment policy limitations as stated in our declaration of trust, in each case, as described in detail in the prospectus supplement depending upon the circumstances at the time of the related offering, and for other general trust purposes. Any specific allocation of the net proceeds of an offering of shares to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

                              PLAN OF DISTRIBUTION

        We may sell our shares in or outside the United States to or through underwriters or dealers, through agents or directly to other purchasers. The applicable supplement to this prospectus with respect to our shares, will set forth the terms of the offering of our shares, including the name or names of any underwriters, dealers or agents, the public offering price, any underwriting discounts and other items constituting underwriter compensation, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed.

        Our shares may be sold directly by us or through agents designated by us from time to time at fixed prices, which may be changed. Any agent involved in the offer or sale of our shares will be named, and any commissions payable by us to such agent will be set forth, in the supplement to this prospectus relating thereto.

        In connection with the sale of our shares, underwriters or agents may receive compensation from us or from purchasers of our shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our shares may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of our shares they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our shares will be subject to conditions precedent and the underwriters will be obligated to purchase all our shares if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Any common shares sold pursuant to this prospectus and applicable prospectus supplement, will be approved for trading, upon notice of issuance, on the American Stock Exchange.

        Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our shares may be entitled to indemnification by us against and contribution toward certain liabilities, including liabilities under the Securities Act.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

        In order to comply with the securities laws of certain states, if applicable, our shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

      RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

        The following table sets forth our historical ratio of earnings to combined fixed charges and preference dividends for the periods indicated:


                   Year Ended December 31,

       1997       1998      1999      2000      2001
       -------------------------------------------------

       N/A        N/A       8:1       2:1       4:1
       =================================================


        For the purposes of computing the ratio of earnings to fixed charges and preference dividends, earnings were calculated using income before minority interests, adding back total fixed charges less preference security dividend requirements of consolidated subsidiaries. Fixed charges consist of interest expense, minority interest in income of subsidiary, recurring fees and amortization of capitalized costs related to indebtedness and preference security dividend requirements of consolidated subsidiaries. There are no periods in which earnings were insufficient to cover combined fixed charges and preference dividends. We had no debt outstanding prior to 1999.

                                     EXPERTS

        The consolidated financial statements of American Mortgage Acceptance Company and of ARCap Investors, L.L.C. incorporated in this prospectus by reference from the Annual Report on Form 10-K of American Mortgage Acceptance Company for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

        Certain legal matters will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP, New York, New York. The validity of the shares will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

                       WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's regional offices at Citigroup Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Rooms. The SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC's web site at: http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the shares offered by this prospectus. This prospectus is part of the registration statement. This prospectus does not contain all the information contained in the registration statement because we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's web site listed above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange
Act:

          o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on April 1, 2002 (SEC File No. 001-14583);

          o Our Quarterly Report on Form 10-Q for the period ending March 31, 2002, filed with the SEC on May 15, 2002 (SEC File No. 001-14583);

          o Our Quarterly Report on Form 10-Q for the period ending June 30, 2002, filed with the SEC on August 14, 2002 (SEC File No. 001-14583); and

          o Form 8-A12B, filed with the SEC on October 30, 1998 (SEC File No. 001-14583).

        You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:

                      American Mortgage Acceptance Company

                               625 Madison Avenue

                            New York, New York 10022

                               Attn: Hilary Forman

              Telephone requests may be directed to (212)421-5333.

        This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

        Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and in each instance reference is made to the copy of that contract or document filed as an exhibit to the registration statement or as an exhibit to another filing, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

================================================================================
--------------------------------------------------------------------------------

                                  $200,000,000


                                    AMERICAN

                           MORTGAGE ACCEPTANCE COMPANY


                            _________________________


                                   Prospectus


                            _________________________





                                  ______, 2002



================================================================================
--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution

         Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting discounts and commissions) incurred in connection with the sale and distribution of the securities being registered hereby. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission, registration fee.....................$18,400
American Stock Exchange listing fee.......................................17,500
Printing and engraving costs...............................................1,000
Mailing expenses...........................................................1,000
Accounting fees and expenses...............................................6,000
Legal fees and expenses...................................................20,000
Miscellaneous expenses.....................................................5,000

              Total......................................................$68,900
                                                                         =======


Item 15.          Indemnification of Trustees, Officers, and Advisor

         In our declaration of trust, we agreed to indemnify and hold harmless our trustees, our Advisor and their affiliates who are performing services on our behalf ("Indemnified Parties") against expense or liability, including attorneys' fees and disbursements, in any action arising out of any act performed or omitted to be performed by them in connection with our operation or business; provided, that, (i) our trustee or the Advisor has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests (ii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party and (iii) such indemnification or agreement to hold harmless is recoverable only out of our assets and not from the shareholders. In addition, our declaration of trust contains provisions limiting the personal liability of our trustees, officers and shareholders.

         We do not indemnify the Indemnified Parties for any liability imposed by a judgment, and costs associated with a judgment, including attorneys' fees, arising from or out of a violation of state or federal securities laws. However, we may indemnify the Indemnified Parties for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending such lawsuits, but only if: (a) a court either (i) approves the settlement and finds that indemnification of the settlement and related costs should be made or (ii) approves indemnification of litigation costs if there has been a successful defense or (b) there has been a dismissal on the merits with prejudice (without a settlement).

         We purchased and maintain insurance on behalf of our trustees and officers against liability asserted against such trustees and officers in their capacities as such.


Item 16.          Exhibits

1.1*                 Underwriting Agreement

4.1** Specimen Copy of Share Certificate for shares of beneficial interest of the Registrant

5.1*** Opinion of Goodwin Procter LLP regarding the legality of the shares being registered

12.1*** Statement regarding computation of Ratios of Earnings to Fixed Charges

23.1*** Consent of Deloitte & Touche LLP regarding American Mortgage Acceptance Company

23.2***              Consent of Deloitte & Touche LLP regarding ARCap Investors
                     L.L.C.

23.3*** Consent of Goodwin Procter LLP (included in the opinion filed as Exhibit 5.1)

24.1***              Power of Attorney (included on signature page hereto).


--------------------
*        To be filed by amendment.
** Incorporated by reference to Exhibit 4.1 of Registrant's Form S-2 filed with the Securities and Exchange Commission on November 30, 2001 pursuant to the Securities Act of 1933 (Commission File No. 333-74288).

***      Filed herewith.


Item 17.          Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York on this 3rd day of October, 2002.



                                            AMERICAN MORTGAGE ACCEPTANCE COMPANY
                                            (Registrant)

                                            By: /s/ Stuart J. Boesky
                                              ---------------------------------
                                              Stuart J. Boesky
                                              Chairman of the Board,
                                              President and
                                              Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Stuart J. Boesky, Alan P. Hirmes and Stuart A. Rothstein, and each or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:


     Signature                  Title                                   Date
     ---------                  -----                                   ----

/s/ Stuart J. Boesky     Chairman of the Board, President        October 3, 2002
--------------------     and Chief Executive Officer
Stuart J. Boesky
*Attorney-in-fact

*__________________
Peter T. Allen           Trustee                                 October 3, 2002

*__________________
Arthur P. Fisch          Trustee                                 October 3, 2002

*___________________
Alan P. Hirmes           Trustee                                 October 3, 2002

*__________________
Scott M. Mannes          Trustee                                 October 3, 2002

*__________________
Stuart A. Rothstein      Executive Vice President and            October 3, 2002
                         Chief Financial Officer

                                                                    Exhibit 12.1




      Ratio of Earnings to Combined Fixed Charges and Preference Dividends
      --------------------------------------------------------------------


Ratio of Earnings to Combined Fixed
Charges and Preference Dividends

                                                    Year
                                                   Ended
                                                    1997              1998              1999               2000             2001
                                                 ------------     ------------      ------------       ------------      -----------

Interest Expense...........................                --               --           906,581         3,371,906         1,406,254
Amortized capitalized costs related to                     --               --                --            84,537           112,969
   indebtedness............................
Total Fixed Charges........................                --               --           906,581         3,456,443         1,519,223



Net Income.................................         3,545,815        3,396,613         6,260,301         3,317,757         5,187,064
Add:  Total Fixed Charges..................                --               --           906,581         3,456,443         1,519,223
Earnings...................................         3,545,815        3,396,613         7,166,882         6,774,200         6,706,287

Ratio of Earnings to Combined Fixed                       N/A              N/A               8:1               2:1               4:1
   Charges and Preference Dividends........


For the purposes of the ratio of earnings to fixed charges earnings were calculated using net income adding back total fixed charges. Fixed charges consist of interest expense on debt and amortized capital costs related to indebtedness. There are no periods in which earnings were insufficient to cover combined fixed charges. The Company has no preference dividends or minority interests. The Company had no debt outstanding prior to 1999.



                                       6